Exhibit 5.1

FieldPoint Petroleum Corporation

1703 Edelweiss Drive,

Cedar Park, Texas  78613

May 15, 2013

Re:

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to FieldPoint Petroleum Corporation  (the “Company”) in connection with the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the resale of 3,239,500 restricted shares (the “Restricted Shares”) of Common Stock and 3,219,000 shares of common stock issuable upon exercise of outstanding warrants (“Warrant Stock”).

In arriving at the opinion expressed below, we have examined and relied on the following documents:

(1) the Certificate of Incorporation and the Bylaws of the Company, each as amended as of the date hereof; and

(2) records of meetings and consents of the Board of Directors of the Company provided to us by the Company.

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the accuracy and completeness of each document submitted to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity, that the representations of officers and employees of the Company are correct as to questions of fact and that each party to the documents we have examined or relied on (other than the Company) has the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, of the execution and delivery by such parties of such documents, and the validity and binding effect thereon on such parties.. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are limited to the Colorado Business Corporations Act. We are not opinion on, and we assume no responsibility for, the applicability or effect on any of the matters covered herein of: (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any country, municipality or other political subdivision or local government agency or authority. The opinions set forth below are rendered as of the date of this opinion letter. We assume no obligation to update or supplement such opinions to reflect any change of law or fact that may occur.

Based upon and subject to the foregoing, it is our opinion that: (i) the Restricted Shares are duly authorized, validly issued, fully paid and nonassessable and (ii) upon exercise of the outstanding warrants and the payment of the exercise price therefore, the Warrant Stock will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Clifford L. Neuman, PC
CLIFFORD L. NEUMAN, PC

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